UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 12, 2016, BGC Partners, Inc. (“BGC” or the “Company”) completed its acquisition of Jersey Partners, Inc. (the “JPI Merger”). Shortly following the JPI Merger, a subsidiary of BGC merged with and into GFI Group Inc. (“GFI”) pursuant to a short-form merger under Delaware law, with GFI continuing as the surviving entity (together with the JPI Merger, the “GFI Back-End Mergers”). Following the closing of the GFI Back-End Mergers, the Company and its affiliates now own 100% of the outstanding shares of GFI common stock. The Company issued approximately 23.5 million shares of its Class A common stock and paid $111.2 million in cash in connection with the closing of the GFI Back-End Mergers, inclusive of adjustments (the “GFI Back-End Merger Transaction”). On May 8, 2015, the Company had filed Amendment No.1 to the Current Report on Form 8-K/A, presenting certain unaudited pro forma financial information for 2014 reflecting the Company’s probable acquisition of 100% of the outstanding shares of GFI common stock, which acquisition was subsequently completed through the GFI Back-End Merger Transaction on January 12, 2016.

On December 11, 2015, the Company had previously completed the disposition of all of the equity interests in the entities that made up the Trayport business of GFI to Intercontinental Exchange, Inc. (“ICE”) for 2,527,658 shares of the common stock of ICE with respect to the $650 million purchase price, which was adjusted at closing (the “Trayport Transaction”). The Company has the right to sell the shares of ICE common stock that it received upon completion of the Trayport Transaction pursuant to a registration rights agreement entered into at the closing. On December 17, 2015, the Company filed Amendment No. 1 to Current Report on Form 8-K/A, presenting certain unaudited pro forma financial information for the year ended December 31, 2014, as well as unaudited pro forma financial information as of and for the nine months ended September 30, 2015, reflecting the Trayport Transaction, with the pro forma statements of operations based on the Company’s unaudited historical pro forma condensed combined statement of operations for the year ended December 31, 2014 that was included in the Current Report on Form 8-K/A filed on May 8, 2015 giving effect to the Company’s probable acquisition of 100% of the outstanding shares of GFI common stock.

The Company is filing this Current Report on Form 8-K to present certain updated unaudited pro forma financial information for 2015 reflecting the Company’s closing of the GFI Back-End Merger Transaction on January 12, 2016 and its previous closing of the Trayport Transaction on December 11, 2015. Such updated unaudited pro forma financial information is filed as an exhibit hereto and incorporated by reference in response to Item 9.01(b).

Discussion of Forward-Looking Statements

Statements in this report regarding BGC that are not historical facts are forward-looking statements that involve risks and uncertainties. Except as required by law, BGC undertakes no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual events and results to differ from those contained in the forward-looking statements, see BGC’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in its public filings, including its most recent Form 10-K and any updates to such risk factors contained in subsequent Form 10-Q or Form 8-K filings. These risks include those related to the possibility that any of the anticipated benefits of various transactions will not be realized; the effect of the transactions on BGC’s business relationships, operating results and business generally; general competitive, economic, political and market conditions and fluctuations; and actions taken or conditions imposed by regulatory authorities.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro Forma Financial Information

The updated unaudited pro forma condensed consolidated and combined financial information presented in accordance with the rules specified by Article 11 of Regulation S-X is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in response to this Item 9.01(b).

(d)	Exhibits

99.1	Updated unaudited pro forma condensed consolidated and combined financial information, giving effect to the GFI Back-End Merger and Trayport Transactions:

•	Unaudited pro forma condensed consolidated and combined statement of financial condition as of December 31, 2015.

•	Unaudited pro forma condensed consolidated and combined statement of operations for the year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: April 29, 2016	By:	/S/ HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chairman and Chief Executive Officer

[Signature page to Form 8-K, filed on April 29, 2016, regarding the Company’s updated pro forma information with respect to the GFI Back-End Merger and Trayport Transactions]

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Updated unaudited pro forma condensed consolidated and combined financial information, giving effect to the GFI Back-End Merger and Trayport Transactions:

•	Unaudited pro forma condensed consolidated and combined statement of financial condition as of December 31, 2015.

•	Unaudited pro forma condensed consolidated and combined statement of operations for the year ended December 31, 2015.